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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 as amended (File No. 333-33050) and Forms S-8 (File Nos. 33-3686, 33-16832, 33-27078, 33-38665, 33-38926, 33-65050, 33-52653, 33-57887, 333-07283, 333-17073, 333-50323, 333-65449, 333-71249, 333-82549) of Micron Technology, Inc. and subsidiaries of our report dated September 25, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boise, Idaho
October 12, 2001

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  EXHIBIT 23.1